Exhibit 99.1

SUPPLY OF SERVICES AGREEMENT

THIS SUPPLY OF SERVICES AGREEMENT (the “Agreement”) is entered into with effect from _____ March 2010 the “Effective Date”, between Imperial Oil and Gas, Inc. a Delaware corporation having an address at Suite 2600, 144-4th Ave SW, Calgary, AB T2P 3N4  (the “Company”), and Sydney Oil & Gas, LLC, a Texas Limited Liability Company, having an office at P.O. Box 4675, Lago Vista, TX 78645 (“the Contractor”), and Robert Durbin, whereby Contractor agrees to provide certain services (“the Services”) to the Company. The Parties to this Agreement are the Company, Robert R. Durbin and the Contractor.

Robert R. Durbin  agrees to provide such services and to be bound by this Agreement as if he had entered into it in his own right as a self employed contractor in the event that Sydney Oil & Gas, LLC is no longer able to procure or does not procure the Services for whatever reason and, likewise, the Company agrees that the Agreement shall continue in full force as if it were a contract between the Contractor and the Company in the event of the dissolution of Sydney Oil & Gas, LLC. In such circumstances references to Sydney Oil & Gas, LLC herein shall be construed as references to the Contractor as a self employed contractor.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I:  Definitions and Interpretations

1.1           Definitions

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

“Base Fee” shall have the meaning specified in Section 3.1.

“Board of Directors” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning specified in Section 4.3.

“Company” will also include its subsidiaries, parents and affiliates where it is reasonably logical the use of the word would include such other entities, and include any successor to its business and/or substantially all its assets which executes and delivers the Agreement as provided for in Section 7.4 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

“Confidential Information” shall have the meaning specified in Section 5.1(a).

“Disability” shall mean a physical or mental condition of one of the Contractors that, in the good faith judgment of not less than a majority of the Board of Directors, prevents that individual from being able to perform the services required under this Agreement. If any dispute arises as to whether a Disability has occurred, or whether a Disability has ceased and the Contractor is able to resume duties, then such dispute shall be referred to a licensed physician mutually agreed upon by the Contractor and the Company, which physician will not be any of the Contractor’s regular physicians.  The Contractor shall submit to such examinations and provide information as such physician may request and the determination of such physician as to the Contractor's physical or mental condition shall be binding and conclusive on the parties.  The Company shall pay the cost of any such physician and examination.

“Dispute” shall have the meaning specified in Article VI.

 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expiration Date” shall have the meaning specified in Section 2.2.

“Notice of Termination” shall mean a notice purporting to terminate this Agreement in accordance with Section 4.1, 4.2 or 4.3.

“Person” shall mean and include an individual, a Partnership, a joint venture, a corporation, a trust and an unincorporated organization.

“Incentive Fee” shall have the meaning specified in Section 3.2.

“Term” shall have the meaning specified in Section 2.2.

“Termination Date” shall mean the termination date specified in a Notice of Termination delivered in accordance with this Agreement.

1.2           Interpretations

(a)           In this Agreement, unless a clear contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

(b)           For the avoidance of doubt this Agreement refers to the provision of certain services to be provided by the Robert R. Durbin in his capacity as a Contractor of management services.

(c)           The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(d)           For the avoidance of doubt it is specifically agreed between the Parties that nothing in this agreement shall be construed as inferring any employment rights and obligations between the Company and/or any of its subsidiaries and associates and the Contractor or Robert R. Durbin and, as a result, the Company shall have no obligation or right to make any withholding tax deductions, unless required to do so by law. Contractor warrants and represents to The Company that it shall be solely responsible for any income, social security or other taxation liabilities that are payable on the compensation referred to herein.

ARTICLE II: Services, Compensation etc.

2.1           Service Arrangement

The Company agrees to contract with Contractor to provide the Services of Robert R. Durbin as further described herein, Contractor agrees to procure Robert R. Durbin to  provide such services and the Robert R. Durbin agrees to provide such services.

2.2.           Term of Agreement

Unless sooner terminated pursuant to Article IV, the term of this Agreement (the “Term”) shall end on April 1, 2011 (the “Expiration Date”), subject to extension as herein provided.  The Term will be automatically extended by an additional one (1) year unless one party gives written notice to the other at least one (1) year before the then effective Expiration Date indicating that the party does not extend Term of the Agreement.  If the Term is extended (the “Then Effective Term”), then the Expiration Date will be automatically extended by a corresponding one (1) year (the “Then Effective Expiration Date”).  The right not to extend the Term and corresponding Expiration Date is separate from the right to give a Notice of Termination herein.

2.3           Services

(a)           During the Term of the Agreement, the Contractor shall provide such professional and related services as are required to maintain and develop the Company’s oil and gas exploration and development interests or as are reasonably required to assist the Company in any other way.

(b)           During the Term of the Agreement, the Contractor shall (i) report to the Board of Directors and (ii) observe and comply with all lawful policies, directions and instructions of the Board of Directors and the Company that are consistent with the provisions of this paragraph 2.3.

(c)           During the Term of the Agreement, the Contractor shall (i) devote his business time, attention, skill and efforts to the faithful and efficient performance of the provision of the Services as is reasonably required, subject always to a maximum average time commitment by each Contractor of 20 weeks in any one year (the “Time Commitment”), to be extended if required, subject to the Contractor’s availability, in accordance with the provisions of sub-clause (d) below.

(d)           The Contractor shall maintain outline records of time spent in accordance with this Agreement for the purposes of compliance with (c) above, which shall show those days when the Contractor sets aside time to be available for discharging his responsibly under this Agreement and his activity by broad type. These records may be requested and reviewed by the Chief Executive Officer from time to time who on occasion request that further information is included on a prospective basis, subject to such requests being reasonable and not onerous. In the event that the Contractor performs additional work, such as specific extra exploration activities, the Board of Directors may, at their sole discretion, make a further time based payment to Contractor for the additional time committed by Robert R. Durbin or the Contractor, on either a permanent or temporary (for example project based) basis. Such further payments may be applied for, in writing to the Board of Directors, by and at the discretion of the Contractor and the Chief Executive Officer of the Company at any time.

(e)           The Company acknowledges that Robert R. Durbin has other clients and that the Contractor has other commitments which he needs to attend to. Robert R. Durbin and the Contractor agree as follows: (i) that its obligations to provide service to the Company shall take priority to other commitments, subject always to the constraints imposed by the Time Commitment and (ii) to not accept any other client that may create a conflict with services to be provided to the Company and (iii) to take reasonable steps to resign his role in relation to any client that may come into conflict with the Company, the Company acknowledges and accepts that the Contractor’s existing directorships and relationships as disclosed in Schedule 1 (“Disclosed Relationships”) to this agreement do not represent an employment conflict and (iv) to accept the decision of the Board of Directors of the Company as to whether a conflict situation exists and to draw any client situation to the attention of the Board of Directors if the Contractor believes that a conflict does or may arise.

(f)           During the currency of this Agreement, the Contractor and Robert R. Durbin shall not knowingly prejudice, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large.

(g)           If elected or appointed thereto, and only for the duration of such elected term or appointment, the Contractor shall, as an integral part of and to facilitate the provision of the Services referred to herein, serve as a director and/or officer of the Company and any of its subsidiaries and/or in one or more executive positions of any of such subsidiaries, provided that the Contractor is indemnified for serving in any and all such capacities on a basis consistent with that provided by the Company to other directors and executive officers of the Company or similarly situated executive officers of any such subsidiaries.

(h)           Robert R. Durbin and the Contractor represent that there are no restrictions imposed upon it or them by any covenants or agreements arising out of any prior engagement which materially affect its or their ability to provide the services set forth in this Agreement. Robert R. Durbin agrees to indemnify and hold the Company harmless for any judgment and related costs, including attorney’s fees, which may be entered against the Company as a result of a breach of any such covenants or violation of any such restrictions, and agrees that any such breach or violation shall qualify for “Cause” termination pursuant to Section 4.3 below.

ARTICLE III: Fees and Expenses

3.1           Base Fee

(a)           For services rendered by Robert R. Durbin under this Agreement, the Company shall pay to Contractor a base monthly fee of up to $15,000.00  USD to be paid at the end of each month in US dollars.  Initially, Robert R. Durbin will receive no base fee until such time as Company has demonstrated a net income (defined as income net of all payments, liabilities incurred or disbursements to any party other than the Company’s parent, Imperial Resources, Inc.) in excess of $100,000.00 per month.  Any base fee may be varied downward or deferred by the decision of the board of the Company and to which decision Contractor shall not object, to a bank account nominated by Contractor and maintained in its name.

(b)           The Contractor shall also be granted Overriding Royalty Interests for each lease or working interest thereof acquired by Company subject to the approval of the board.  The interests will be conveyed using substantially the same form as illustrated in Schedule 2 attached hereto.  Unless written consent is obtained prior to assignment the Overriding Royalty Interest conveyed to Contractor shall be six and one half percent of 8/8ths (6.5% of 8/8ths).  The interest conveyed shall be proportionately reduced by the working interest percentage acquired.

3.2           Incentive Fee

During the Term, the Parties may agree from time to time to modify this Agreement so as to engage Robert R. Durbin or Contractor to provide services over and above those set out in this Agreement and/or to provide incentive to Contactor to add exceptional value.

3.3           Period of Absence

The Company accepts that Robert R. Durbin may from time to time take vacation from his full time client commitments, including to the Company (Period of Absence). During such periods Contractor shall ensure that adequate base coverage is provided by Contractor so as not to prejudice the quality of the overall service. On no account shall the Contractor take a Period of Absence other than in accordance with the following: (a) it shall be within the overall average annual Time Commitment calculation; (b) it shall only exceed 10 consecutive business days with the prior agreement of the Chief Executive Officer of the Company, which shall not be unreasonably denied.

3.4           Expense Reimbursement

The Company shall reimburse the Contractor or Robert R. Durbin, which ever incurs the expenses, for all reasonable travel and other business expenses incurred by its Contractors in the performance of the Services. Such expenses shall be submitted monthly in arrears and Contractor shall retain and make available for inspection all supporting vouchers for the duration of the Agreement. Expense reimbursements shall be made in line with the principles set out in the Companies policies that apply to its employees as modified by agreement from time to time made in writing between the Parties.

ARTICLE IV: Termination

4.1           Termination by Robert R. Durbin

Robert R. Durbin may, at any time prior to the Expiration Date, terminate the provision of the Agreement for any reason by delivering a Notice of Termination to the Board of Directors.  The Notice of Termination shall be effective not less than 30 days after the date of the notice and state the effective Termination Date and if none is specified then the Termination Date will be the 30th day after the date of the Notice of Termination.  The Termination Date under this provision may be beyond the Expiration Date. In the event Robert R. Durbin or Contractor voluntarily terminate this agreement prior to the Then Effective Expiration Date he shall with thirty (30) days thereof reassign any overriding royalty interests he may have received, and still retain,  from Company under this agreement during that Then Effective Term.  Robert R. Durbin will not be responsible for reassigning any overriding royalty interests which Contractor may have assigned to others.

4.2           Termination by the Company

The Board of Directors may, at any time six months after the date of this Agreement and prior to the Expiration Date, terminate the Agreement for any reason by delivering a Notice of Termination to Robert R. Durbin and the Contractor.  The Notice of Termination by the Company shall be effective not less than 30 days after the date of the notice and state the effective Termination Date and if none is specified then the Termination Date will be the 30th day after the date of the Notice of Termination.  The Termination Date under this provision may be beyond the Expiration Date.

4.3           Termination for Cause

The Company may terminate the Agreement for “Cause” upon the giving of a Notice of Termination to Robert R. Durbin and the Contractor, subject to the terms of this sub-part, which shall be effective immediately.  The Notice of Termination for Cause shall state the basis for the notice. In the event the Company should terminate this agreement for Cause prior to the Then Effective Expiration Date Robert R. Durbin and/or Contractor shall with thirty (30) days thereof reassign any overriding royalty interests they may have received from Company under this agreement during that Then Effective Term.  Neither Robert R. Durbin nor Contractor will be responsible for reassigning any overriding royalty interests which Contractor may have assigned to others. The Company shall have “Cause” to terminate the Agreement during the Term of this Agreement, if the Contractor’s actions result in:

(a)           Failure to materially provide the Services to a reasonable standard after written notice and reasonable opportunity for cure, all as reasonably determined by the Board of Directors upon a vote of a majority of its members, such vote not including any Contractor Partner.  Any such notice will allow for a minimum of one (1) month for the Contractor and/or Robert R. Durbin to cure such failure from the date of such notice.  Any determination of whether the Contractor has failed to materially perform his duties shall not be based on performance or the financial condition of the Company or the ability of Robert R. Durbin or the Contractor to effectuate such Company performance or financial condition.

(b)           Conviction of the Contractor of a felony or any crime involving embezzlement or theft during the Term or any embezzlement or theft from the Company whether or not the subject of a conviction; or

(c)           Serious willful misconduct by the Contractor, including fraud willful dishonesty or the substantial breach of any fiduciary duty owed to the Company.

4.4           Resignations

In the event of a termination of this Agreement the Contractor shall immediately resign any office or directorship in the Company or any of its Subsidiaries of Associates which he holds by virtue of this Agreement or otherwise this contract is to be replaced with a similar contract under circumstances where at its sole discretion the Board of Directors shall determine that the Contractor should continue to serve in any office or directorship.

4.5           Payment in the event of Termination.

(a)           After the termination of the Agreement for any reason by the Company, including the inability of Robert R. Durbin to provide services due to disability of the Contractor, but other than for Cause, the Company shall pay to Contractor the aggregate of (i) any unpaid Base Fee earned by that Contractor hereunder prior to the Termination Date and any unreimbursed expenses, plus an amount equal to the equivalent of the daily per diem rate inherent in the base fee multiplied by the number of excess days spent prior to the Termination Date over the number of days in the current annual period spent in excess of the Time Commitment apportioned on a straight line time basis, AND (ii) an amount, which is to be regarded as compensation for early termination, equal to the Base Fee which would otherwise have been due from the Termination Date to the then Expiration Date of the then Term, if the Expiration Date is after the Termination Date.

(b)           Upon termination of the Agreement by the Company for Cause the Company shall pay Contractor the unpaid Base Fee earned through the Termination Date and unreimbursed, actual expenses incurred by Executive in furtherance of the Company’s business, subject to any rights of set off for damages to the Company as it asserts.  Except as provided in this agreement or by law, upon termination for Cause, the Company shall have no further financial obligation to Executive.

(c)           Upon termination of the Agreement by Robert R. Durbin (and for this purpose the death of the Robert R. Durbin shall be regarded as Termination by Robert R. Durbin  with Notice given from the date of the Robert R. Durbin’s death) the Company shall pay Contractor any unpaid Base Fee earned hereunder prior to the Termination Date and any unreimbursed expenses, plus an amount equal to the equivalent of the daily per diem rate inherent in the base fee multiplied by the number of excess days spent prior to the Termination Date over the number of days in the current annual period spent in excess of the Time Commitment apportioned on a straight line time basis.

ARTICLE V: Confidential Information and Non-Competition

5.1           Confidential Information

(a)           Robert R. Durbin and the Contractor recognize that the services to be performed hereunder are special, unique, and extraordinary and that, by reason of the Agreement, the Contractor and Robert R. Durbin may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate.  Accordingly, the Contractor  and Robert R. Durbin agree with the Company that they will not (directly or indirectly) at any time, whether during or after the Term, (i) knowingly use for an improper personal benefit any Confidential Information that the Contractor may learn or has learned by reason of the Agreement with the Company or (ii) disclose any such Confidential Information to any Person except (A) in the performance of Robert R. Durbin’s obligations to the Company hereunder, (B) as required by applicable law, (C) in connection with the enforcement of Robert R. Durbin’s rights under this Agreement, (D) in connection with any disagreement, dispute or litigation (pending or threatened) between the Contractor or Robert R. Durbin and the Company or (E) with the prior written consent of the Board of Directors.  As used herein, “Confidential Information” includes information with respect to the operation and performance of the Company, its investments, portfolio companies, products, services, facilities, product methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects or opportunities (including, as applicable, all of the foregoing information regarding the Company's past, current and prospective portfolio companies); provided, however, that such term, shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by the Contractor or (y) is or becomes known or available to the Contractor on a nonconfidential basis from a source (other than the Company) that, to the Contractor's knowledge, is not prohibited from disclosing such information to the Contractor by a legal, contractual, fiduciary or other obligation to the Company.

(b)           The Contractor and Robert R. Durbin each confirm that all Confidential Information is the exclusive property of the Company.  All business records, papers and documents kept or made by the Contractor or Robert R. Durbin during the Term relating to the business of the Company shall be and remain the property of the Company at all times.  Upon the request of the Company at any time, the Contractor and Robert R. Durbin shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made or coming into the Contractor’s or Robert R. Durbin’s possession during the Term concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of the Contractor not containing proprietary information relating to such business or affairs.  Notwithstanding the foregoing, the Contractor and Robert R. Durbin shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation (pending or threatened) between them and the Company.

5.2           Non-Competition

(a)           Within the Term of the Agreement and for a period of one year thereafter (such period being the “Restricted Period”), the Contractor and Robert R. Durbin shall not, unless the Contractor and Robert R. Durbin fully discloses and receives the prior written consent of the Board of Directors, own a material interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, Contractor, stockholder, consultant or otherwise, any Person that competes with the Company in owning, operating or managing any oil and gas interest or any other business actively being pursued by or developed by the Company during the Term..

(b)           The Contractor and Robert R. Durbin have carefully read and considered the provisions of this Section 5.2 and, having done so, agree that the restrictions set forth in this Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders.  The Contractors understand that the restrictions contained in this Section 5.2 may limit their and Robert R. Durbin’s ability to engage in a business similar to the Company's business, but acknowledges that Contractor will receive sufficiently high remuneration from the Company hereunder to justify such restrictions.

(c)           During the Restricted Period, the Contractor and Robert R. Durbin shall not, whether for their own account or for the account of any other Person (excluding the Company), intentionally (i) solicit, endeavor to entice or induce any employee or contractor of the Company to terminate the Executive's employment or contractors contract with the Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of the Company including its contracting parties, customers or clients, suppliers, creditors and financiers.

(d)           In the event that any provision of this Section 5.2 relating to the Restricted Period or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

5.3           Injunctive Relief

Robert R. Durbin and the Contractor acknowledge that a breach of any of the covenants contained in this Article V may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction restraining the Contractor and Robert R. Durbin from engaging in activities prohibited by this Article V or such other relief as may be required to specifically enforce any of the covenants contained in this Article V.  Robert R. Durbin agrees to and hereby does submit to in personal jurisdiction before each and every such court for that purpose.

ARTICLE VI: Dispute Resolution

6.1           Disputes

In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a “Dispute”), the parties agree to resolve such Dispute in accordance with the following procedure:

(a)           A meeting shall be held promptly between the parties, attended (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

(b)           If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association except that Disputes with regard to the existence of a Disability shall be resolved in accordance with the definition of the term “Disability” above.

(c)           The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (b) above.

(d)           Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

(e)           If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

(f)           The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

(g)           Except as provided above, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Article VI.

(h)           All mediation/arbitration conferences and hearings will be held in the greater New York City area.

(i)           In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law.  The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law.  Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision.  If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties.  Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators.  Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court.  In the event any civil action is commenced under this paragraph (i), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such action and on appeal.

(j)           Except as limited by paragraph (i) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction.  In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such legal proceeding and on appeal.

(k)           Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

ARTICLE VII: Miscellaneous

7.1           Assignability

The obligations of Robert R. Durbin hereunder are personal to the Contractor and may not be assigned or delegated by Contractor or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.  The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 4, provided always that it will continue to be liable for the obligations of the assignee in the event of default by the assignee.

7.2           Notices

All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, addressed at its principal office address or such other address as it may have designated by written notice to the Executive for purposes hereof, directed to the attention of the CEO with a copy to the Secretary of the Company and (ii) if to Robert R. Durbin] or its Contractors, at its principal office location written above for the attention of its Managing Member, or to such other address as may have designated to the Company in writing for purposes hereof.  Each such notice or other communication shall be deemed to have been duly given when delivered to the receiving party by recognized international courier company such as Federal Express to the address referred to above where such delivery requires signature as proof of delivery by the receiving party.

7.3           Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

7.4           Successors: Binding Agreement

(a)           The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably acceptable to Robert R. Durbin, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement.

(b)           This Agreement and all rights of Robert R. Durbin and/or the Contractor hereunder shall inure to the benefit of and be enforceable by Robert R. Durbin and by the Contractor’s personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.  If the Robert R. Durbin should die while any amounts would be payable to Contractor hereunder if the Robert R. Durbin had continued to live, all such amounts, unless otherwise provided herein, shall be paid, in an amount calculated in accordance with the terms of this Agreement, to the Contractor. For the avoidance of doubt the Company and Robert R. Durbin agrees that such payments will be made in this manner.

7.5           Amendments and Waivers

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Contractor and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

7.6           Entire Agreement, Termination of Other Agreements

This Agreement is an integration of the parties' agreement and no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. This Agreement supersedes any and all previous agreements, oral or otherwise, express or implied, with respect to the subject matter hereof between the parties.

7.7           Governing Law

THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS.

7.8           Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

IMPERIAL OIL AND GAS, INC.

BY:	/s/ Robert R. Durbin
Name: Robert R. Durbin
Title: Chairman of the Board of Directors

SYDNEY OIL & GAS, LLC

BY:	/s/ Robert R. Durbin
Name: Robert R. Durbin
Title: Managing Member

ROBERT R. DURBIN, INDIVIDUALLY

BY:	/s/ Robert R. Durbin
Name: Robert R. Durbin

Schedule 1

Disclosed Relationships

The following are corporations which I am currently acting as a transactional attorney or have acted in that capacity within the past two years in which the acquisition of mineral interests or working interests was involved.  There are many others companies which I have represented in a litigation capacity which would have no effect upon my interests as an officer of Imperial Oil & Gas, Inc.

Attorney for McDay Oil & Gas, Inc.
Attorney for McDay Energy, Inc.
Attorney for Pinion Exploration, LLP
Attorney for Star of Texas Mineral Resources, LLC
Attorney for John Wandel
Attorney for Legion Land and Exploration, Inc.
Attorney for Strata Exploration, Inc.

I am also a managing member of Calypso Exploration Limited, LLC which is currently inactive.

I will also have a 15% membership interest in Mara Energy, LLC.

Schedule 2
ASSIGNMENT OF OVERRIDING ROYALTY INTEREST

State:
County:
Assignor:	Imperial Oil & Gas, Inc.
Assignee:	Sydney Oil & Gas, LLC
Effective Date:

Assignor, named above, owns working interest in the Oil and Gas Lease (the "Lease") on lands located in the county and state named above (the "Lands").  The Lease and Lands are described in Exhibit "A" to this Assignment.

For adequate consideration, Assignor assigns, transfers, and conveys to Assignee an overriding royalty interest in all of the oil and gas produced, saved and marketed from the Lease equal to 6.5% of 8/8 (the "Override").

The Override shall be free and clear of all costs and expenses.  However, the Override shall bear and pay its proportionate part of all applicable taxes.  The Override shall be proportionately reduced if it is determined the Lease covers less than 100% of the mineral estate in the Lands, or Assignor owns less than 100% of the Lease.

Should the Lease be renewed or extended as to all or a part of the Lands, the Override shall be effective as to the renewed or extended Lease.  Assignor reserves the right to pool the Lease and the Lands with other leases and lands without the consent or joinder of Assignee, and the Override shall be proportionately reduced in accordance with such pooling.

This Assignment is made without warranty, express or implied, and its terms and provisions shall be binding on and inure to the benefit of Assignor and Assignee and their respective heirs, legal representatives, successors, and assigns.

The Override assigned to Assignee shall be limited to production of oil and gas, meaning liquid and gaseous hydrocarbon substances and gaseous substances of whatever nature, inclusive of substances in solution or held in suspension which are necessarily produced along with or as incidental by-products of the production of oil or gas.

This Assignment is executed by Assignor as of the date of acknowledgment of Assignor's signature below, but shall be effective as of the Effective Date stated above.

Assignor Imperial Oil & Gas, Inc

Robert R. Durbin, CEO

ACKNOWLEDGEMENT

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

This instrument was acknowledged before me on  ______________, 20___ by Robert R. Durbin, Chief Executive Officer of Imperial Oil and Gas, Inc, a Delaware corporation, on behalf of said corporation.

Notary Public, State of Texas

Printed Name:

Commission Expires:

Exhibit "A"
To that Assignment of Overriding Royalty Interest dated ___________, 20__
between Imperial Oil & Gas, Inc., Assignor and Sydney Oil & Gas, LLC, Assignee
Description of Lease and Lands